UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2013

UMAX GROUP CORP.

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(Exact name of Registrant as specified in its charter)

Nevada

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(State or other jurisdiction of incorporation)

333-174334

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(Commission File Number)

99-0364796

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(IRS Employer Identification No.)

Stawisinskiego 4G/78

Torun, 87-100, Poland

Phone:   + 48 601 212 388

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(Address of principal executive offices)

48-601-212-388

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(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, concurrent with the acceptance of the appointment of the new executive officer, our current executive, Rafal Lewandowski resigned from the executive positions of Treasurer, President, Chief Executive Officer and Chief Financial Officer of Umax Group, Corp. (the “Company”).

Rafal Lewandowski’s resignation from the Company as an executive officer was not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.  Lewandowski has decided to pursue other business opportunities and has agreed that new management should guide the Company’s business from this point forward and that our newly appointed executive officer and director should implement our plan of operations consistent with the vision of our new Chief Executive, Michelle Mercier.

On July 15, 2013, concurrent with the acceptance of the appointment of the new secretary, our current secretary, Ekaterina Goldfinger resigned as secretary of the Company.  Ekaterina Goldfinger’s resignation from the Company as secretary was not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.  We have no disagreements with any outgoing executives and all departures have been agreed upon with no liabilities or obligations to those departing the business.

On July 15, 2013, concurrent with the acceptance of the appointment of the new director and Chairman of the Board, our current director, Rafal Lewandowski resigned as director of the Company.  As stated previously, Lewandowski has decided to pursue other business opportunities and has agreed that new management should guide the Company’s business from this point forward and that our newly appointed executive officer and director should implement our plan of operations consistent with the vision of our new Chief Executive, Michelle Mercier.

On July 15, 2013, the Board, in its final corporate action, appointed Mrs. Michelle Mercier to replace Rafal Lewnadowski as the Company’s sole Director until the next annual meeting or special meeting convened for the purpose of electing directors or until such time as Mrs. Mercier is replaced by a successor.

Concurrent with the resignation of current management and pursuant to its final corporate action, the Board appointed Mrs. Mercier to fill the positions of Chief Executive Officer (“CEO”), Chief Financial Officer ("CFO"), Corporate Treasurer, Corporate Secretary, and Principal Accounting Offer of the Company. .  As the sole director and officer of the Company, Mrs. Mercier will have the power to appoint additional directors and to control and operate the Company, including implementation of a revised plan of operations, based on the nutritional supplement and health supplement products retail sales model.  Mrs. Mercier intends to redirect the Company’s business model and to change the corporate situs with a new base of operations in southern California, United States.

Prior to Mrs. Mercier’s election to the Board and appointment as the CEO, she has worked towards implementing a change in the corporate business and acquisition of an operational and controlling interest. Mrs. Mercier has experience in marketing and sales and has been involved in retail sales of nutritional supplements since 2012, and brings a new vision to the Company which will be implemented over the following year.

Section 8 - Other Events

Item 8.01 Other Events.

On July 15, 2013, under the auspices of new management, UMAX Group Corp., has arranged to relocate its operations to the Los Angeles metropolitan area in southern California, for the purpose of implementing our revised plan of operations and undertaking a new direction in our corporate existence.  The relocation of the business will require us to enter into a new sub-lease agreement, which is currently being negotiated, and to acquire certain business assets and trademarks, along with proprietary formulas, which we intend to utilize in our new operations.  The Company does not intend to engage in or to undertake a reverse merger transaction and does not intend to acquire a going concern business.  Rather, we will change our focus to our new business plan and eventually dispose of or liquidate any assets or value associated with the current operations.  This 8-K filing will be supplemented by a filing of Form ID with the Securities and Exchange Commission which will update our corporate address and contact information and which will change our Standard Industrial Classification Code (“SIC”).  Our SEC file number will not change and we will operate under the current name of UMAX Group, Corp.

As part of its new plan of operations, the Company has acquired and is developing a corporate website which can be viewed at: www.umaxnutrition.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAX GROUP CORP.

By: /s/ Rafal Lewandowski

Name: Rafal Lewandowski

Title: President and Chief Executive Officer and Chief Financial Officer (outgoing)

By: /s/ Michelle Mercier

Name: Michelle Mercier

Title: Director

Date:  July 15, 2013

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